UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 2, 2009

PEABODY ENERGY CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Market Street, St. Louis, Missouri		63101
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(314) 342-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment to the Current Report on Form 8-K filed by Peabody Energy Corporation (the "Company") on March 2, 2009 is being filed to disclose that at a meeting of the Board of Directors of the Company (the "Board") on April 16, 2009, the Board appointed M. Frances Keeth to serve on the Board’s Audit Committee and Compensation Committee.

(d) On March 2, 2009, the Board, upon recommendation of the Board's Nominating and Corporate Governance Committee, appointed M. Frances Keeth to fill a vacancy on the Board. Mrs. Keeth will stand for re-election to the Board at the Company’s 2009 Annual Meeting of Shareholders.

At a meeting on April 16, 2009, the Board, upon recommendation of the Board's Nominating and Corporate Governance Committee, appointed Mrs. Keeth to serve on the Board’s Audit Committee and Compensation Committee.

There is no arrangement or understanding between Mrs. Keeth and any other persons pursuant to which she was selected as a director. Since the beginning of the Company's last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company in which the amount involved exceeds $120,000 and in which Mrs. Keeth had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Mrs. Keeth will receive compensation as a non-employee director in accordance with the Company's non-employee director compensation practices. Annual compensation of non-employee directors is currently comprised of cash compensation, consisting of annual board and committee retainers, and equity compensation, consisting of deferred stock unit awards. Each of these components is described in more detail below.

Non-employee directors receive an annual cash retainer of $85,000. Non-employee directors who serve on more than one committee receive an additional annual $10,000 cash retainer. The Audit Committee Chairperson receives an additional annual $15,000 cash retainer, and the other Audit Committee members receive additional annual $5,000 cash retainers. The Chairpersons of the Compensation and Nominating & Corporate Governance Committees each receive an additional annual $10,000 cash retainer. Directors do not receive meeting attendance fees. The Company pays travel and accommodation expenses of directors to attend meetings and other corporate functions.

Non-employee directors receive annual equity compensation valued at $90,000, awarded in deferred stock units (based on the fair market value of the Company’s Common Stock on the date of grant). The deferred stock unit awards vest on the first anniversary of the date of grant and are converted into shares on the specified distribution date elected by each non-employee director. In the event of a change in control of the Company (as defined in the Company’s Long-Term Equity Incentive Plan), any unvested deferred stock units will vest. The deferred stock unit awards also provide for vesting in the event of death or disability or separation from service due to the non-employee director reaching the end of his or her elected term and either (a) being ineligible to run for an additional term on the Board as a result of reaching age seventy-five (75) or (b) having completed three years of service as a non-employee director and the current Board term for which he or she was elected.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

April 17, 2009	By:	Kenneth L. Wagner

Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary